EXHIBIT 10.44

                                                            [HORIZON LETTERHEAD]



  June 29, 2000



Don Lawrence
Oasis at Work
2018 Oak Terrace
Sarasota, FL  34231

  Dear Don:

  Thank you for this opportunity to continue our partnership with Oasis at Work. Following your conversations with Bryn Tindall and Trevor Toenjes on this week, Horizon Marketing Group has prepared the following proposal.

  The current contract between Oasis and HMG is priced at $18,300. With the new contract additions and applicable partner discounts, the difference results in an additional $14,125 (See summary attached).

  Outlined in this document are proposed deliverables and budgets for the project. The development will be divided into 2 phases as outlined below:

  PHASE 1: Strategic Planning

*    HMG  will   collaborate   with  Oasis  to  develop  the  creative   design,
     architecture and information flow best suited for the Oasis at Work Sales Presentations and web site.

* HMG will work with Oasis to determine the best digital graphics, text, and data files deemed necessary to complete the presentation and web site.

     Deliverables:

*    Site Map for Web site

*    Information Flow diagram for Sales Presentation

*    Creative Brief outlining strategy behind the design of both

*    Budget for final site development

PHASE 2: Web Site and Presentation Development

Sales Presentation Development

* HMG will provide Oasis graphic design services to create a browser-based sales presentation. HMG will develop the design per the creative specifications determined in Phase 1 in HTML and FLASH 4.0 and place on our development server for Oasis approval.

* Should digital files not be readily available, Oasis agrees to pay any fees may be incurred to convert, input, scan, etc. content.

Web Site Development

* HMG will design the site as outlined i the creative brief developed in Phase 1. * HMG will develop a database driven administration system on designated pages of the www.oasisatwork.com site. This will allow new information to be posted to content areas ------------------- with easy-to-use, browser-based, database admin system. Allows non-technical staff members create, edit, and delete content. Immediate update of changes to the web site * The sections that will be static versu database driven, will be determined by Oasis during the Phase 1 planning. This will ensure the most cost-effective solution for the client.

Sales Wizard Intranet

Oasis   sales   staff   members   will  have  an   easy-to-use,   browser-based,
administrative system that will enable them to:

*    add and edit customers
* set up new categories for sales presentations (testimonials, revenue opportunities, partner categories, etc)
*    upload new slides using their browser and assign to categories
*    select/deselect slides/links for each customer
*    view the customer's custom presentatio
*    create a calendar to track and schedul presentations
* create a history database of presentations including the name of the creator, the date of creation, the date of presentation, the names of the Oasis presenters, and comments/summary about the presentation

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
Surgical Safety Products, Inc. Web Site Investment Summary
--------------------------------------------------------------------- ----------------- ------------
--------------------------------------------------------------------- ----------------- ------------
PHASE 1: Strategic Planning
--------------------------------------------------------------------- ----------------- ------------
Communications and Strategic Market Planning                          8 hours                 $1,200
Communication development including website content and               @ $150/hour
presentation material with brand strategy audit to be developed and implemented throughout Phase I with Senior Marketing
Strategist
--------------------------------------------------------------------- ----------------- ------------
Meetings and preparation of site plan, information architecture,      12 hours                $1,380
design specs for database admin systems                               @ $115/hour
--------------------------------------------------------------------- ----------------- ------------
PHASE 2: Custom Presentation & Web Site Development
--------------------------------------------------------------------- ----------------- ------------
Browser-Based Presentation & Web Site Design for                      175 hours @            $20,125
www.oasisatwork.com                                                   $115/hour
--------------------------------------------------------------------- ----------------- ------------
Web Site Administration Module                                        TBD                    $1,500-
Webpages created with a database backend to allow non-technical                           $4,500/per
staff members to create, edit, and delete content. The interface is                             page
an easy-to-use, browser-based, database admin system for                                      within
immediate update of changes to the web site.  Pages created using                            section
a database will enable realtime delivery of personalized content based on user information entered into forms.  This will be
determined in the Phase 1 activities.
--------------------------------------------------------------------- ----------------- ------------
Sales Wizard                                                          120 hours @            $15,000
**Calendaring is not part of the Sales Wizard.  HMG will include      $125/hour                (less
this function at no additional cost as an advanced sales                                     partner
administration function.                                                                   discount)
                                                                                             $10,000
--------------------------------------------------------------------- ----------------- ------------


Investment Summary
--------------------------------------------------------------------- ----------------- ------------

Current Investment                                                                           $18,300
--------------------------------------------------------------------- ----------------- ------------
Updated Base Investment Cost                                                                 $32,705
--------------------------------------------------------------------- ----------------- ------------
Upgrade Investment                                                                           $14,405
(additional investment for new projects)
--------------------------------------------------------------------- ----------------- ------------



Hourly/Monthly Fees
--------------------------------------------------------------------- ----------------- ------------

Account Management                                                     5-7 hours               $525-
                                                                       @ $105/hour        $735/month
--------------------------------------------------------------------- ----------------- ------------
Additional Development                                                 $115-$150/hour      As needed
--------------------------------------------------------------------- ----------------- ------------
*Monthly Retainer (see detail below)                                   $1,000/month     $1,000/month
--------------------------------------------------------------------- ----------------- ------------

Payment Terms:

A development  fee of $15,825 will be paid in total by Aug 1, 2000.  The payment schedule is as follows:

*    $5,825 already received as deposit for current contract.
* $5,000 of the additional development fee is due immediately and prior to project commencement.
*    $5,000 will be paid by Aug 1, 2000 as part of the development fee.

     The remaining payment schedule is as follows:


A. Reward Bonus. When Oasis is successful in securing partner contracts, HMG will immediately receive a bonus equal to 2% of the total value of each contract upon each successful partner contract signed before the launch date estimated to be December 1, 2000 or later. (Oasis is forecasting total partner contracts to total $4,000,000 or $80,000 Reward Bonus.)

B. If the Reward Bonus as described above does not exceed $17,705 by December 1,2000 HMG shall receive $17,705 less the previously paid Reward Bonus total on December 1, 2000 as final payment on this agreement.

Additionally, please be advised that this estimate will be effective for only a thirty (30) day period from the date of this proposal. Should said proposal not be signed within 30 days of its submission, the above quoted rates may change.

Ongoing Development: Ongoing development and marketing begins upon completion of the projects described in this document. Ongoing development is defined as additions, deletions, or modifications to this agreement. *HMG proposes to make any changes requested by Oasis (within reasonable guidelines established between both parties) and cover all work under a retainer fee of $1,000 /month. This retainer shall be reviewed within 2 months of implementation.

HMG will develop online content that can be re-used for print collateral to minimize print costs for Oasis. As HMG develops print collateral for Oasis, HMG will not charge Oasis for the use of existing graphics and content used in the website and presentation material.

Deployment: HMG will place the source files on our web server for review and approval. If any additional software is determined necessary for hosting during Phase 1 planning, HMG will specify the required software and related costs. If Oasis selects a hosting solution other than one provided by HMG, HMG will charge $125/hour for communications, file transfer, etc. for "live" implementation.

Account Management: In addition, during the course of development for the project, HMG estimates that we will spend 5-7 hours per month on account management, client communication, travel time, etc. HMG's hourly rate for these AE activities is $105.00 per hour, above and beyond the development fee. HMG will not exceed 5-7 hours per month without written consent from Oasis.

Payment Terms: 50% of the development fee for each phase is due prior to project commencement.

The final 50% shall be billed on final sign-off and deployment of the each phase.

Additionally, please be advised that this estimate will be effective for only a thirty (30) day period from the date of this proposal. Should said proposal not be signed within 30 days of its submission, the above quoted rates may change.

Jurisdiction & Venue: The parties hereto shall be bound by, and this Agreement shall be construed according to the laws of the State of Florida. The parties to this Agreement agree that the venue of any action, proceeding, complaint, counterclaim, cross-claim, or other litigation relating to, involving, or resulting from the enforcement of this agreement shall be in Hillsborough County, Tampa, Florida.

Attorneys' Fees: If either party defaults in the performance of any of the terms or provisions of this Agreement, and by reason thereof the other party employs the services of an attorney to enforce performance of this Agreement, or to perform any service based upon defaults, then in any of said events, the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy.

Late Charges: If any payment due Horizon Marketing Group, Inc. under this Agreement shall not be paid within 15 (fifteen) days of the date when due (including any instrument of money being dishonored for any reason including stop payment) the client shall pay in addition to the payment then due, an administrative charge equal to the greater of: (1) five (5%) percent of the past due payment; or (2) Two Hundred Fifty ($250.00) dollars.
Interest: If any payment due Horizon Marketing Group, Inc. under this Agreement shall not be paid within 15 (fifteen) days of the date when due, the client shall pay, in addition to the principal amount due and the administrative fee provided above, interest on the outstanding balance at the rate of 12% until payment is made.

Entire Agreement: The Agreement sets forth all of the promises, agreements, conditions and understandings between the parties; there are no other promises, agreements, conditions or understandings, either oral or written, other than as herein set forth. Modifications: No alteration, amendment, change, or addition to this Agreement shall be binding upon the parties to this Agreement until reduced to writing and signed by each of the parties. Partial Invalidity: If any term, covenant or condition of this Agreement shall be deemed to be unenforceable or otherwise invalid, the remainder of this Agreement shall not be affected thereby and each term, covenant, or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

Waiver: The waiver by Horizon Marketing Group, Inc. of any breach or default of any term, covenant, or condition set forth herein shall not be deemed to be a waiver of any subsequent breach or default of the same or any other term, covenant, or condition, nor shall the acceptance of payment or partial payment be deemed to be a waiver of any such breach or default. No term, covenant, or condition of this Agreement shall be deemed to have been waived by Horizon Marketing Group, Inc. unless such waiver is in writing.

Please keep a copy of the signed agreement, fax a copy to (941) 926-9020 or send the original, along with a check for the initial payment of the development cost, to Horizon Marketing Group, Inc., P.O. Box 20537, Sarasota, Florida 34276.


Sincerely,

/s/ Heather LaBrecque
Heather LaBrecque
Account Executive


Accepted By:


Oasis at Work                                                   Date: ___ /___